Andersen Andersen & Strong, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants                          Salt Lake City, Utah 84106
and Business Consultants                                 Telephone: 801-486-0096
Member SEC Practice Section of the AICPA                       Fax: 801-486-0098
                                                      E-mail K Andersen @msn.com




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


May 21, 1997



CyberAmerica Corporation
Salt Lake City, Utah

We do hereby consent to the use of our audit report as of and for the year ended December 31, 1996 dated April 14, 1997 in the Form S-8 Registration Statement of CyberAmerica Corporation.


                                                 /s/Andersen Andersen & Strong
                                                 -----------------------------
                                                    Andersen Andersen & Strong







        A member of ACF International with affiliated offices worldwide